UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2020

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer

On June 15, 2020, Laurent Fischer, MD joined Adverum Biotechnologies, Inc. as Chief Executive Officer and a member of the Board of Directors pursuant to an employment offer letter entered into on June 12, 2020. Dr. Fischer is a Class II director, holding office until Adverum’s 2022 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Dr. Fischer, age 56, served as Senior Vice President, Head of the Liver Therapeutic Area at Allergan, a global pharmaceutical company, from November 2016 until June 2020, in which position he was responsible for the development of Allergan’s NASH pipeline. Prior to Allergan, Dr. Fischer served as Chief Executive Officer of Tobira Therapeutics, a clinical-stage biopharmaceutical company, from 2013 until Allergan acquired Tobira Therapeutics in November 2016, in which position he was responsible for overseeing all aspects of the company. Dr. Fischer has served as a Senior Advisor on the Life Sciences Team of Frazier Healthcare Partners, a venture capital company, since March 2017. Prior to Tobira, he served as Chairman and Chief Executive Officer of Jennerex, Inc., until its acquisition by SillaJen Biotherapeutics, Inc. Prior to Jennerex, he was co-founder, President and Chief Executive Officer of Ocera Therapeutics and President and Chief Executive Officer of Auxeris Therapeutics, Inc. Over the span of his career, Dr. Fischer has held roles of increasing responsibility at several other companies, including, RXCentric, Inc. (now part of Allscripts Healthcare Solutions, Inc.), MedVantx Inc., Dupont Pharmaceuticals, Dupont-Merck, and F. Hoffmann-La Roche.

Dr. Fischer is the Chairman of the Board of CTI biopharma, and also serves as a director of Mirum Pharmaceuticals, Inc. Dr. Fischer received his undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland. Dr. Fischer’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his service as our Chief Executive Officer were the primary qualifications that led the Board of Directors to conclude that he should serve on our board of directors.

Dr. Fischer’s employment offer letter provides, among other things, that Dr. Fischer will: receive an annual base salary of $600,000; be eligible to earn an annual performance bonus with a target bonus amount equal to 60% of his base salary (prorated for 2020); and receive an option to purchase 1,200,000 shares of Adverum’s common stock, which will have an exercise price per share equal to the fair market value per share of common stock on the date of grant and will vest with respect to 1/4 of the shares annually over a four-year period, subject to 24 months of accelerated vesting and a 24-month post-termination exercise period in the event of a Covered Termination (defined below) prior to the first anniversary of his hire date.

Adverum and Dr. Fischer have also entered into a Change in Control and Severance Agreement pursuant to which, among other things, in the event Adverum terminates Dr. Fischer’s employment other than for “cause” or Dr. Fischer resigns his employment due to the occurrence of a “constructive termination” (as those terms are defined in the agreement, a “Covered Termination”), Dr. Fischer will receive severance benefits as follows: (a) if the Covered Termination occurs during the period beginning three months prior to, and ending 12 months after, a change in control of Adverum, Dr. Fischer will receive cash severance of 24 months base salary and target bonus, full vesting of his equity awards, and 24 months healthcare premium coverage; and (b) if the Covered Termination occurs other than during that period, Dr. Fischer will receive cash severance of 12 months base salary and 12 months healthcare premium coverage. These severance payments are subject to reduction in the event that such a reduction would result in a best after tax outcome for Dr. Fischer.

Additionally, Adverum and Dr. Fischer have entered into an indemnification agreement in substantially the same form that Adverum has entered into with each of its existing executive officers and directors.

Arrangements with Current Chief Executive Officer

Concurrent with Dr. Fischer assuming the role of Chief Executive Officer on June 15, 2020, Leone Patterson, Adverum’s Chief Executive Officer and President and a member of its Board of Directors, ceased to be Chief Executive Officer and a director. Ms. Patterson continues to serve as Adverum’s President. On June 11, 2020, Adverum entered into an amended and restated employment offer letter with Ms. Patterson pursuant to which, among other things, Ms. Patterson will continue to earn an annual base salary of $515,000 and be eligible to earn an annual performance bonus with a target bonus amount equal to 55% of her base salary. In addition, the amended and restated employment offer letter provides that, in addition to any benefits provided under Ms. Patterson’s Change in Control and Severance Agreement, in the event of a Covered Termination of Ms. Patterson’s employment prior to the first anniversary of the date she ceases to be Chief Executive Officer, Ms. Patterson’s equity awards will be subject to 24 months of accelerated vesting and, for stock options, a two-year post-termination exercise period.

Adverum and Ms. Patterson also entered into an Amended and Restated Change in Control and Severance Agreement pursuant to which, among other things, in the event of a Covered Termination of Ms. Patterson’s employment, Ms. Patterson will receive severance benefits as follows: (a) if the Covered Termination occurs during the period beginning three months prior to, and ending 12 months after, a change of control of Adverum, Ms. Patterson will receive cash severance of 18 months base salary, full vesting of her equity awards, and 18 months healthcare premium coverage; and (b) if the Covered Termination occurs other than during that period, Ms. Patterson will receive cash severance of 12 months base salary and 12 months healthcare premium coverage. These severance payments are subject to reduction in the event that such a reduction would result in a best after tax outcome for Ms. Patterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: June 15, 2020	By:	/s/ Leone Patterson
Leone Patterson, President